SUPPLEMENT NO. 4 TO GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT NO. 4 (this “Supplement”) dated as of November 14, 2018 to the Guarantee and Collateral Agreement dated as of August 19, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among MEDLEY LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary of the Borrower from time to time party thereto (each such Subsidiary individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower are referred to collectively herein as the “Grantors”) and CITY NATIONAL BANK, a national banking association (together with its affiliates, “CNB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein). A. Reference is made to the Credit Agreement dated as of August 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and CNB, as administrative agent for the Lenders and as Collateral Agent. B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable. C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans (if any) and as consideration for Loans previously made. Accordingly, the Collateral Agent and the New Subsidiary agree as follows: SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct on and as of the date hereof (including, for the avoidance of doubt, the representations and warranties in Section 4.02(d), without giving effect to any references therein to the Closing Date or any Credit Event; provided, that Schedule III attached hereto shall be deemed to be “Schedule III” for purposes of such representations and warranties). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference. LEGAL_US_W # 96412860.2